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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-8/S-3 of our report dated July 28, 2000, relating to the consolidated financial statements, which appear in Evolve Software, Inc.'s Registration Statement on Form S-1 (File No. 333-32796). We also consent to the reference to us under the heading "Experts" in this Registration Statement on Form S-8/S-3.

/s/ PricewaterhouseCoopers LLP

San Jose, California
January 16, 2001